Exhibit 99.1

GAUCHO HOLDINGS HIRES the basile law firm P.C. to recommend courses of action that may bring value to the company and its Stockholders

MIAMI, FL / December 13, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has retained securities litigation attorney Mark R. Basile, Esq. and his firm, The Basile Law Firm P.C. The services to be provided include investigating recent activities surrounding the Company’s stock performance and any potential securities violations claims as a result of illegal naked stock sales.

Mr. Basile, a former law professor, has engaged in litigation on behalf of public companies for the last 12 years. In 2021, his firm secured landmark decisions that have set the standard to save hundreds of public companies tens of millions of dollars. His firm has vacated several federal trial court judgments and has won every substantive usury-based appeal it has brought within the Circuit Courts of Appeals, reversing many prior decisions of the federal lower courts on these issues. The firm has also published articles and advice for companies that believe they may be victims of securities violations, a summary of which can be found at: https://www.thebasilelawfirm.com/blog.

Scott Mathis, CEO and Founder of Gaucho Holdings, said, “We are pleased to welcome Mr. Basile and his law firm, The Basile Law Firm P.C., to investigate claims of potential illegal naked short selling of our common shares. Our stock has been suffering for months with numerous erratic trading days. We are swimming in a sea of sharks and it’s time to go fishing. If we have any illegal short sellers involved in trading our Company’s stock we will do our very best to uncover this activity working side by side with Mr. Basile and regulators.”

Mr. Basile noted, “I am looking forward to working with a seasoned management team that puts its retail stockholder community near the top of their priorities.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com